UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2017, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) affirmed the decision of the Nasdaq Hearings Panel (the “Panel”) to effect a trading suspension of the United Development Funding IV (“UDF IV” or the “Trust”) common shares and to delist the Trust’s securities from The Nasdaq Stock Market. As previously disclosed, on October 17, 2016, the Trust received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) of the determination by the Panel to effect a trading suspension of the Trust’s common shares and to delist the Trust’s securities because the Trust has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2015 or its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2016, as required by Nasdaq Listing Rule 5250(c)(1). While the trading suspension was effective as of October 19, 2016, the Trust had appealed the Panel’s determination to the Listing Council. The Nasdaq Board of Directors, in its sole discretion, may now call the Panel’s decision for review pursuant to Nasdaq Listing Rule 5825. Nasdaq’s notice to the Trust on October 17, 2016 provided that Nasdaq will ultimately file a Form 25-NSE Notification of Delisting with the U.S. Securities and Exchange Commission, removing the Trust’s securities from listing and registration on The Nasdaq Stock Market. The filing of the Form 25-NSE Notification of Delisting had been stayed pending the Trust’s appeal of the Panel’s decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: January 26, 2017	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer